Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 625 Fourth Avenue South Minneapolis, MN 55415 on September 9, 2011

Please detach at perforation before mailing.

PROXY CARD	THRIVENT PARTNER INTERNATIONAL STOCK FUND a series of THRIVENT MUTUAL FUNDS 625 Fourth Avenue South Minneapolis, Minnesota 55415 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2011	PROXY CARD

The undersigned hereby appoints Russell W. Swansen, David S. Royal, John L. Sullivan and Rebecca A. Paulzine, or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of Thrivent Partner International Stock Fund to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on September 9, 2011 at 9:00 a.m. Central Time, and any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement is hereby acknowledged.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503
999 9999 9999 999	1234 5678
NOTE: Please sign exactly as your name appears hereon. If shares are held jointly, either holder may sign. Corporate proxies should be signed by an authorized officer.

Signature

Signature of joint owner, if any

Date	TPI_22649_051611

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Thrivent Partner International Stock Fund

Shareholder Meeting to Be Held on September 9, 2011.

The Proxy Statement and Proxy Card for this meeting are available at: www.proxy-direct.com/thr22649

Please detach at perforation before mailing.

This proxy card is solicited on behalf of the Board of Trustees of Thrivent Mutual Funds. You must mark the box “ABSTAIN” if you wish to abstain. Abstentions have the same effect as votes cast “AGAINST” a proposal. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this card. If no choice is indicated on this proxy card, the voting instruction will be deemed to be affirmative on these matters. THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ¢

	FOR	AGAINST	ABSTAIN
To approve an Agreement and Plan of Reorganization pursuant to which the Thrivent Partner International Stock Fund (the “Target Fund”) would (i) transfer all of its assets and liabilities to Thrivent Partner Worldwide Allocation Fund (the “Acquiring Fund”) in exchange for Class A and Institutional Class Shares of the Acquiring Fund, (ii) distribute such Class A and Institutional Class Shares of the Acquiring Fund to shareholders of the Target Fund and (iii) dissolve.	☐	☐	☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY!

TPI_22649_051611